CONTINGENT PAYMENT AGREEMENT

      THIS CONTINGENT PAYMENT AGREEMENT (the "Agreement") is entered into as of October 16, 2002, between Regency Affiliates, Inc., a Delaware corporation (the "Company"), and William R. Ponsoldt, Sr. ("Ponsoldt").

      WHEREAS, in consideration of Ponsoldt's contribution to the success of the Company, the Company entered into an Employment Agreement with Ponsoldt, dated as of June 3, 1997;

      WHEREAS, pursuant to the Employment Agreement (which is being terminated as of the date hereof without the payment of any severance or other amounts to Ponsoldt), Ponsoldt is owed $1,508,000 of accrued compensation from the Company; and

      WHEREAS, Ponsoldt is willing to condition payment of such accrued compensation on satisfaction of certain conditions precedent.

      NOW, THEREFORE, in consideration of these premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

      1. Conditions to Payment. Ponsoldt agrees that the $1,508,000 of accrued compensation shall be paid (without interest) only upon satisfaction of all of the following conditions:

      (a) The lease on the 1500 Woodlawn Drive, Woodlawn MD property (the "Property") owned by Security Land and Development Company Limited Partnership ("Security") shall have been renewed by the tenant thereunder upon expiration of the current lease term;

      (b) The Company shall have received cash distributions as a limited partner in Security in respect of a sale or refinancing of the Property, or otherwise, sufficient for the Company, on an after-tax basis, to (i) fully discharge all of its obligations in respect of the June 24, 1998 loan (the "Loan") from KBC Bank, N.V. or any indebtedness incurred in respect of a refinancing or other satisfaction of the Loan, including, without limitation, indebtedness incurred in respect of proceeds from the Company's residual value insurance policy with R.V.I. American Insurance Company and (ii) otherwise satisfy its current obligations; and

      (c)   At the time of satisfaction of the conditions set forth in clauses
            (a) and (b) above, no judicial order or other legal bar to payment of such accrued compensation shall be in existence.

The payment of the accrued compensation shall only be made upon satisfaction of each of the foregoing conditions. Ponsoldt shall not be entitled to any payment hereunder if for any reason any of the foregoing conditions is not satisfied or becomes impossible to satisfy.

      2. No Impact on Operations. The Company shall not be under any obligation to seek to satisfy the conditions set forth in paragraph 1 hereof and this Agreement shall not in any way proscribe or limit, or be deemed to proscribe or limit, the manner in which the Company manages its investment in Security.

      3. Choice of Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York.

      4. Entire Agreement. This Agreement constitutes the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to the subject matter hereof.

      5. Amendment. Any amendment to this Agreement shall be in writing and signed by the Company and Ponsoldt.

      6. Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

      7. Counterparts. This Agreement may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

      8. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

      9. Severability. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

      10. Withholding. The Contingent Payment shall be reduced by any withholding obligation determined by the Company to be applicable to such payment.


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

      IN WITNESS WHEREOF, the Company and Ponsoldt have executed this Agreement as of the date first above written.

                                      REGENCY AFFILIATES, INC.

                                      By:
                                             -----------------------------------
                                      Title:
                                             -----------------------------------



                                      ------------------------------------------
                                                  William R. Ponsoldt, Sr.


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